Nexity Financial Announces Strong Balance Sheet Growth and Fourth Quarter Performance; Assets Grow to $784.7 Million and Diluted Earnings Per Share is $0.13

Birmingham, AL, January 26, 2006 (Business Wire) - Nexity Financial Corporation (Nasdaq: NXTY)

Fourth Quarter 2005 Highlights:

■	Record earnings before taxes of $1.85 million
■	Diluted earnings per share of $0.13
■	Total assets of $784.7 million, up 28.5% from last year’s $610.8 million
■	Total loans of $515.6 million, up 33.1% from last year’s $387.5 million
■	Total deposits of $596.7 million, up 30.7% from last year’s $456.7 million
■	Strong credit quality with annualized net charge-offs of 0.07% and nonperforming loans of 0.51% of total loans

Nexity Financial Corporation (Nasdaq: NXTY) today reported fourth quarter net income of $1.18 million, or $0.13 per diluted share. Net income was up 8.4% from the same period in 2004. The improved earnings were primarily related to rapid growth in net interest income and improved noninterest income. Net interest income was up 34.2% from the same period in 2004 due to a 24.4% increase in average interest-earning assets and strong improvement in the net interest margin from 3.07% in 2004 to 3.30% in 2005.

“We continued our pace of strong loan growth during the fourth quarter which strengthened our balance sheet mix and led to a higher net interest margin. The outstanding growth in net interest income continues to fuel our core earnings ability,” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “Operationally, we invested in advanced technologies to improve our processing time and upgraded redundant backup systems to ensure our uptime for emergency preparedness. Our current infrastructure will allow us to continue to grow at a strong pace.”

Return on average assets and return on average equity were 0.63% and 7.31%, respectively, for the fourth quarter of 2005 compared with 0.72% and 12.17% for the same period in 2004. Return on equity is lower due to the additional equity raised at the end of the third quarter 2005.

For the twelve months ended December 31, 2005, Nexity’s net income was $4.54 million or $0.57 per diluted share compared to $5.38 million or $0.72 per diluted share during the same period in 2004. During 2004, Nexity realized tax benefits from loss carry-forwards from previous years which reduced income tax expense in 2004 by $1.2 million or $0.16 per diluted share.

Return on average assets and return on average equity were 0.67% and 10.38%, respectively, for the year ended December 31, 2005 compared with 0.96% and 16.40% for the same period in 2004. The tax benefit realized in 2004 also affected these ratios.

Total assets grew to $784.7 million at December 31, 2005, up $173.9 million or 28.5% from the $610.8 million reported at December 31, 2004. Total loans were $515.6 million at December 31, 2005, up $128.1 million or 33.1% from the $387.5 million reported at December 31, 2004. Total deposits were $596.7 million at December 31, 2005, up $140.0 million or 30.7% from the $456.7 million reported at December 31, 2004.

Net interest income, the major component of Nexity’s income statement was $6.1 million for the fourth quarter of 2005 versus $4.5 million for the same period in 2004, an increase of 34.2%. This increase was due to strong balance sheet growth and an improved net interest margin. Average interest-earning assets were up 24.4% and the net interest margin improved from 3.07% in 2004 to 3.30% in 2005. Our target level for the net interest margin is 3.00% and we anticipate that it will approach this level over the next 12 to 18 months due to the rising cost of interest bearing liabilities.

Average earning assets were higher because of strong loan growth during the quarter. Average loans were up $128.4 million or 34.2%. The net interest margin benefited from the increasing interest rate environment, an improved mix of earning assets, and an increase in noninterest bearing funds related to the increase in stockholders’ equity. Average loans as a percentage of average earning assets improved from 63.7% during the fourth quarter of 2004 to 68.7% for the same period in 2005.

The provision for loan losses during the fourth quarter of 2005 was up $280,000 or 93.3% versus the same period in 2004. The provision for loan losses was higher primarily because of the rapid loan growth realized in 2005. Net charge-offs were $92,934 for the fourth quarter of 2005 versus $26,143 for the same period in 2004.

Noninterest income for the fourth quarter of 2005 was $381,175, up $79,773 or 26.5% from the $301,402 reported for the same period in 2004. Noninterest income was up primarily because of growth in our clearing and cash management business with correspondent banks and a gain from the sale of other real estate owned of $48,000. Income from the brokerage and investment services division was down $11,876 or 7.9% during the fourth quarter of 2005 compared with the same period last year.

Noninterest expense for the fourth quarter of 2005 was $4.0 million, up $924,359 or 29.6% from the $3.1 million reported for the same period in 2004. Noninterest expense was higher primarily due to increases related to the expansion of our correspondent banking markets and services, a write down of other real estate owned, and costs related to technology investments made during the second half of 2005. Nexity opened offices in Texas and North Carolina in 2004 and 2005 and also expanded its marketing sales force, lending team, and investment sales team. During 2005, Nexity added ten new positions of which eight are revenue generating positions. During the fourth quarter we had a $162,000 write-down of other real estate owned. We also invested approximately $895,000 in new hardware and software during the third and fourth quarters that will improve our processing capacity and speed, as well as upgrade redundant backup systems for disaster preparedness.

The efficiency ratio was 62.43% for the fourth quarter of 2005 which was lower than the 64.38% reported for the same period in 2004 but higher than the 60.88% reported for the third quarter of 2005. The efficiency ratio was higher than the third quarter of 2005 because of the higher overhead level.

Credit quality continues to be strong even though we had one loan placed on nonaccrual during the fourth quarter of 2005. Annualized net charge-offs were 0.07% of average loans during the fourth quarter of 2005 compared with 0.03% for the same period in 2004 and 0.11% during the third quarter of 2005. Nonperforming loans were $2.7 million or 0.51% of total loans at December 31, 2005 compared with $1.8 million or 0.47% of total loans at December 31, 2004. Nonperforming assets were $4.2 million or 0.80% of total loans and other real estate at December 31, 2005 compared with $1.9 million or 0.49% of total loans and other real estate at December 31, 2004. The allowance for loan losses was 1.25% of total loans at December 31, 2005 and 1.27% of total loans at December 31, 2004.

Nexity raised approximately $25.4 million, net of offering costs in an initial public offering on September 21, 2005. This stock issuance strengthened Nexity’s capital ratios and positioned it well for future growth opportunities. Nexity’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at December 31, 2005 were 12.76%, 11.77%, and 10.24%, respectively, compared with 10.74%, 9.66%, and 7.70%, respectively, at December 31, 2004.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Friday, January 27 at 10:00 am Eastern Daylight Time (EDT) to discuss the fourth quarter 2005 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:	Live via the Internet and Windows Media Player
http://www.nexitybank.com/then to the Investor Relations
section, to conference in via the web
Then click on "4th Quarter 2005 Earnings Release
Conference Call.” The Webcast access will be “listen only”.

Webcast URL:	http://www.vcall.com/IC/CEPage.asp?ID=99591

Live via telephone to conference in via telephone

1-877-407-8033 (U.S. and Canada)
(201) 689-8033 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is a $785 million commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENT

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect”, “anticipate”, “intend”, “consider”, “plan”, “believe”, “seek”, ”should”, “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Prospectus filed pursuant to Rule 424(b)(4), dated September 20, 2005, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Nexity Financial Corporation
Financial Summary (Unaudited)

	Three Months Ended			Year ended
	December 31,		Percent	December 31,		Percent
Income Statement Data	2005	2004	Change	2005	2004	Change

Interest income	$12,362,413	$8,055,095	53.5%	$41,138,636	$28,612,182	43.8%
Interest expense	6,268,728	3,513,956	78.4	20,264,076	12,166,829	66.6

Net interest income	6,093,685	4,541,139	34.2	20,874,560	16,445,353	26.9
Provision for loan losses	580,000	300,000	93.3	1,870,000	1,115,000	67.7

Net interest income after
provision for loan losses	5,513,685	4,241,139	30.0	19,004,560	15,330,353	24.0
Net gains on sales of securities	0	0	0.0	468,351	207,690	125.5
Noninterest income	381,175	301,402	26.5	1,436,443	1,496,644	(4.0)
Noninterest expense	4,042,129	3,117,770	29.6	14,122,963	11,386,035	24.0

Income before income taxes	1,852,731	1,424,771	30.0	6,786,391	5,648,652	20.1
Applicable income tax expense	677,024	339,753	99.3	2,245,080	273,646	720.4

Net income	$1,175,707	$1,085,018	8.4%	$4,541,311	$5,375,006	(15.5)%

Net income per share - basic	$0.13	$0.16	(13.6)	$0.61	$0.77	(20.9)
Net income per share - diluted	$0.13	$0.14	(12.0)	$0.57	$0.72	(21.0)
Cash dividends paid per share	$0.00	$0.00		$0.00	$0.00
Weighted average shares outstanding - basic	8,709,626	6,941,247	25.5	7,415,241	6,941,062	6.8
Weighted average shares outstanding - diluted	9,300,260	7,548,685	23.2	8,018,007	7,501,570	6.9

Performance Ratios
(Annualized *)

Return on average assets *	0.63%	0.72%	(13.0)%	0.67%	0.96%	(30.1)%
Return on average stockholders' equity *	7.31	12.17	(39.9)	10.38	16.40	(36.7)
Net yield on average interest-earning
assets (tax equivalent) *	3.30	3.07	7.5	3.13	2.97	5.4
Efficiency ratio	62.43	64.38	(3.0)	63.30	63.46	(0.3)

Selected Average Balances
(In thousands)

Total assets	$745,690	$600,288	24.2%	$679,671	$562,333	20.9%
Interest-earning assets	733,563	589,572	24.4	668,424	553,222	20.8
Loans-net of unearned income	503,940	375,581	34.2	444,138	347,936	27.6
Investment securities	202,489	193,389	4.7	202,903	186,313	8.9
Deposits	556,466	447,734	24.3	512,887	418,764	22.5
Noninterest-bearing deposits	4,360	3,907	11.6	4,237	2,585	63.9
Interest-bearing deposits	552,106	443,827	24.4	508,650	416,179	22.2
Interest-bearing liabilities	671,465	556,662	20.6	626,105	522,854	19.7
Stockholders' equity	63,848	35,481	79.9	43,761	32,765	33.6

Nexity Financial Corporation
Financial Summary (Unaudited)

Selected Financial Data
at Period-End
(In thousands)	December 31,		Percent
	2005	2004	Change

Total assets	$784,679	$610,766	28.5%
Interest-earning assets	770,693	602,071	28.0
Loans-net of unearned income	515,573	387,503	33.1
Allowance for loan losses	6,467	4,912	31.7
Investment securities	209,018	200,659	4.2
Deposits	596,670	456,692	30.7
Stockholders' equity	63,272	35,558	77.9

Average loans to average deposits	86.60%	83.09%	4.2%
Total loans to interest-earning	66.90	64.36	3.9
assets
Average stockholders' equity to
average assets	6.44	5.83	10.5
Tier 1 capital to average assets
(Leverage ratio)	10.24	7.70	33.0
Risk-based capital ratios:
Tier 1 capital	11.77	9.66	21.8
Total capital	12.76	10.74	18.8
Book value per common share	$7.26	$5.12	41.8
Tangible book value per
common share	$7.16	$4.99	43.4
Total common shares
outstanding	8,711,175	6,941,247	25.5

Credit Quality Data

Nonperforming assets	$4,151,025	$1,893,446	119.2%
Nonperforming loans	2,651,025	1,811,446	46.3
Net charge-offs	315,105	305,807	3.0
Nonperforming assets to total
loans and other real estate	0.80%	0.49%	63.3
Annualized net charge-offs
to average total loans (YTD)	0.07	0.09	(22.2)
Allowance for loan losses to
total loans	1.25	1.27	(1.6)
Allowance for loan losses to
nonperforming loans	243.93	271.15	(10.0)

Nexity Financial Corporation
Financial Summary (Unaudited)

Consolidated Balance Sheets
(In thousands)	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

ASSETS
Cash and due from banks	$2,222	$3,019	$2,480	$3,616	$1,181
Interest-bearing deposits in other banks	2,593	3,330	11,261	7,145	11,077
Federal funds sold	43,509	38,447	5,304	13,447	2,833
Investment securities available-for-sale, at fair value	209,018	202,154	203,211	204,450	200,659

Loans, net of unearned income	515,573	478,222	446,496	391,059	387,503
Allowance for loan losses	(6,467)	(5,980)	(5,563)	(4,935)	(4,912)
Net loans	509,106	472,242	440,933	386,124	382,591

Premises and equipment, net	1,207	1,120	739	824	840
Deferred tax asset	3,775	2,306	2,241	2,751	1,606
Intangible assets	911	911	911	911	911
Other assets	12,338	11,202	11,318	10,699	9,068
Total assets	$784,679	$734,731	$678,398	$629,967	$610,766

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$4,301	$3,433	$2,776	$3,909	$3,319
NOW and money market accounts	249,906	240,999	230,834	216,752	223,318
Time deposits $100,000 and over	111,814	94,237	80,154	68,826	61,477
Other time and savings deposits	230,649	209,190	198,325	184,900	168,578
Total deposits	596,670	547,859	512,089	474,387	456,692

Federal funds purchased and securities
sold under agreements to repurchase	560	555	6,119	4,640	7,264
Long-term borrowings	105,000	105,000	103,000	100,000	95,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Accrued expenses and other liabilities	6,805	5,461	6,586	4,297	3,880
Total liabilities	721,407	671,247	640,166	595,696	575,208

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	70	70	69
Surplus	61,905	62,379	36,413	36,411	36,343
Retained earnings (deficit)	3,344	2,168	1,088	(260)	(1,197)
Accumulated other comprehensive (loss) income	(2,064)	(1,150)	661	(1,950)	343
Total stockholders' equity	63,272	63,484	38,232	34,271	35,558
Total liabilities and stockholders' equity	$784,679	$734,731	$678,398	$629,967	$610,766

Nexity Financial Corporation
Financial Summary (Unaudited)

Income Statement Data	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

Interest income	$12,362,413	$10,935,126	$9,639,799	$8,201,298	$8,055,095
Interest expense	6,268,728	5,479,716	4,733,971	3,781,661	3,513,956

Net interest income	6,093,685	5,455,410	4,905,828	4,419,637	4,541,139
Provision for loan losses	580,000	545,000	660,000	85,000	300,000

Net interest income after
provision for loan losses	5,513,685	4,910,410	4,245,828	4,334,637	4,241,139
Net gains on sales of securities	0	0	468,351	0	0
Noninterest income	381,175	359,556	352,007	343,705	301,402
Noninterest expense	4,042,129	3,540,259	3,359,045	3,181,530	3,117,770

Income before income taxes	1,852,731	1,729,707	1,707,141	1,496,812	1,424,771
Applicable income tax expense	677,024	649,234	358,822	560,000	339,753

Net income	$1,175,707	$1,080,473	$1,348,319	$936,812	$1,085,018

Net income per share - basic	$0.13	$0.15	$0.19	$0.13	$0.16
Net income per share - diluted	$0.13	$0.14	$0.18	$0.12	$0.14
Cash dividends paid per share	$0.00	$0.00	$0.00	$0.00	$0.00
Weighted average shares outstanding - basic	8,709,626	7,037,434	6,952,284	6,946,397	6,941,247
Weighted average shares outstanding - diluted	9,300,260	7,650,291	7,554,331	7,551,720	7,548,685

Performance Ratios
(Annualized *)

Return on average assets *	0.63%	0.61%	0.82%	0.62%	0.72%
Return on average stockholders' equity *	7.31	10.69	15.49	10.57	12.17
Net yield on average interest-earning
assets (tax equivalent) *	3.30	3.15	3.03	2.97	3.07
Efficiency ratio	62.43	60.88	63.89	66.79	64.38

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and
Capital Ratios	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

Regulatory Capital (In thousands)
Tier 1 Capital	$76,425	$75,723	$48,660	$47,310	$46,043
Tier 2 Capital	6,467	5,980	5,563	4,935	5,173
Total risk-based capital	82,892	81,703	54,223	52,245	51,216
Total risk-weighted assets	649,436	595,253	527,184	488,980	476,728

Capital Ratios
Total risk-based capital	12.76%	13.73%	10.29%	10.68%	10.74%
Tier 1 risk-based capital	11.77	12.72	9.23	9.68	9.66
Leverage ratio	10.24	10.81	7.36	7.78	7.70

Book value per common share	$7.26	$7.29	$5.50	$4.93	$5.12
Tangible book value per
common share	$7.16	$7.18	$5.37	$4.80	$4.99
Total common shares
outstanding	8,711,175	8,709,091	6,952,358	6,952,191	6,941,247

Credit Quality Data

Nonperforming assets	$4,151,025	$1,726,660	$1,692,539	$1,846,894	$1,893,446
Nonperforming loans	2,651,025	64,570	23,206	139,355	1,811,446
Net charge-offs	92,934	128,644	32,158	61,369	26,143

Nonperforming loans to total loans	0.51%	0.01%	0.01%	0.04%	0.47%
Nonperforming assets to total
loans and other real estate	0.80	0.36	0.38	0.47	0.49
Annualized net charge-offs
to average total loans (YTD)	0.07	0.11	0.03	0.07	0.03
Allowance for loan losses to
total loans	1.25	1.25	1.25	1.26	1.27
Allowance for loan losses to
nonperforming loans	243.93	9,261.27	23,972.25	3,541.32	271.16

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	12/31/05			9/30/05			6/30/05
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$503,939,978	$9,727,025	7.66%	$470,106,189	$8,460,765	7.14%	$420,039,884	$7,133,086	6.81%
Investment securities, taxable (2)	202,489,492	2,329,066	4.60	203,222,301	2,325,952	4.58	202,789,003	2,295,994	4.53
Interest-bearing balances
due from banks	3,024,472	47,817	6.27	3,176,961	34,811	4.35	3,590,413	39,296	4.39
Trading securities	0	0	0.00	0	0	0.00	0	0	0.00
Federal funds sold and securities
purchased under agreements to resell	24,109,466	258,505	4.25	12,351,544	113,598	3.65	22,829,096	171,423	3.01
Total interest-earning assets	733,563,408	12,362,413	6.69%	688,856,995	10,935,126	6.31%	649,248,396	9,639,799	5.96%

Noninterest-earning assets:

Cash and due from banks	4,056,607			2,929,460			3,039,466
Premises and equipment	1,127,966			1,118,125			795,092
Other, less allowance for loan losses	6,941,755			9,531,931			6,135,776
Total noninterest-earning assets	12,126,328			13,579,516			9,970,334

TOTAL ASSETS	$745,689,736			$702,436,511			$659,218,730

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,563,776	12,811	1.11%	$3,800,191	8,253	0.86%	$4,258,555	9,326	0.88%
Savings	401,216	1,250	1.24	459,942	1,433	1.24	533,295	1,645	1.24
Money market	236,604,659	2,134,191	3.58	238,046,932	1,909,614	3.18	219,415,269	1,545,747	2.83
Time deposits	310,536,210	2,960,234	3.78	287,271,827	2,433,214	3.36	276,861,499	2,177,082	3.15
Total interest-bearing deposits	552,105,861	5,108,486	3.67	529,578,892	4,352,514	3.26	501,068,618	3,733,800	2.99
Federal funds purchased and securities
sold under agreements to repurchase	1,986,809	19,816	3.96	4,202,609	35,706	3.37	3,491,289	25,505	2.93
Long-term debt	105,000,000	920,577	3.51	104,663,043	888,578	3.40	98,274,725	789,126	3.21
Subordinated debentures	12,372,000	219,849	7.05	12,372,000	202,918	6.51	12,372,000	185,540	6.02
Total interest-bearing liabilities	671,464,670	6,268,728	3.70%	650,816,544	5,479,716	3.34%	615,206,632	4,733,971	3.09%

Noninterest-bearing liabilities:
Demand deposits	4,360,172			4,347,057			4,159,808
Other liabilities	6,017,108			7,192,277			4,937,662
Total noninterest-bearing liabilities	10,377,280			11,539,334			9,097,470
Stockholders' equity	63,847,786			40,080,633			34,914,628

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$745,689,736			$702,436,511			$659,218,730

Net interest income		$6,093,685			$5,455,410			$4,905,828

Interest income/earning assets			6.69%			6.31%			5.96%
Interest expense/earning assets			3.39			3.16			2.93

Net interest income/earning assets			3.30%			3.15%			3.03%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans. Interest collected on nonaccrual loans has been included in revenues.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	3/31/05			12/31/04
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$380,829,052	$5,822,647	6.20%	$375,580,879	$5,781,293	6.11%
Investment securities, taxable (2)	201,973,811	2,273,669	4.50	193,389,156	2,162,812	4.47
Interest-bearing balances
due from banks	5,152,170	36,182	2.85	4,339,817	27,007	2.48
Trading securities	2,221	0	0.00	84,227	0	0.00
Federal funds sold and securities
purchased under agreements to resell	11,240,593	68,800	2.48	16,178,243	83,983	2.06
Total interest-earning assets	599,197,847	8,201,298	5.53%	589,572,322	8,055,095	5.44%

Noninterest-earning assets:

Cash and due from banks	2,607,749			2,112,244
Premises and equipment	833,359			786,004
Other, less allowance for loan losses	6,954,470			7,817,412
Total noninterest-earning assets	10,395,578			10,715,660

TOTAL ASSETS	$609,593,425			$600,287,982

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,071,394	8,623	0.86%	$4,126,102	9,069	0.87%
Savings	554,319	1,680	1.23	519,775	1,604	1.22
Money market	215,848,362	1,279,592	2.40	210,130,618	1,132,586	2.14
Time deposits	230,028,451	1,540,617	2.72	229,050,819	1,447,872	2.51
Total interest-bearing deposits	450,502,526	2,830,512	2.55	443,827,314	2,591,131	2.32
Federal funds purchased and securities
sold under agreements to repurchase	6,286,900	38,076	2.46	3,731,489	17,769	1.89
Long-term debt	96,333,333	744,916	3.09	96,730,978	750,912	3.11
Subordinated debentures	12,372,000	168,157	5.51	12,372,000	154,144	4.94
Total interest-bearing liabilities	565,494,759	3,781,661	2.71%	556,661,781	3,513,956	2.50%

Noninterest-bearing liabilities:
Demand deposits	4,077,532			3,907,339
Other liabilities	4,088,010			4,238,239
Total noninterest-bearing liabilities	8,165,542			8,145,578
Stockholders' equity	35,933,124			35,480,623

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$609,593,425			$600,287,982

Net interest income		$4,419,637			$4,541,139

Interest income/earning assets			5.53%			5.44%
Interest expense/earning assets			2.56			2.37

Net interest income/earning assets			2.97%			3.07%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans. Interest collected on nonaccrual loans has been included in revenues.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.